PERSONAL SERVICES AGREEMENT


         This Personal Services Agreement (this "AGREEMENT"), effective as of March 18, 1998, is by and between Dynamic Materials Corporation, a Delaware corporation (the "COMPANY"), and Joe Allwein ("EMPLOYEE"). Unless the context of this Agreement specifically indicates otherwise, capitalized terms used herein shall have the meanings given them in the Asset Purchase Agreement (the "PURCHASE AGREEMENT") by and among Employee, Spin Forge, LLC, a California limited liability company ("SELLER") and the Company.

         WHEREAS, the Company wishes to employ Employee, and Employee desires to accept such employment, on the terms and conditions set forth herein:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee as Vice President and General Manager of the Spin Forge/Aerospace Division of the Company reporting to the President and CEO of the Company, and Employee hereby accepts such employment and agrees to perform such duties and responsibilities as are assigned to him from time-to-time by the President and CEO and the Board of Directors of the Company.

         2. FULL-TIME BEST EFFORTS. Employee shall devote his full and exclusive professional time and attention to the performance of his obligations under this Agreement, and will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of his obligations hereunder.

         3. TERM OF AGREEMENT. This Agreement shall be effective on the date hereof and shall continue for two (2) years (the "TERM") unless sooner terminated pursuant to Section 5 below.

         4. COMPENSATION; REIMBURSEMENT.

                  (a) BASE SALARY. During the term of this Agreement, the Company shall pay Employee a monthly salary of $11,250 (such monthly salary, as may be increased from time-to-time, is referred to herein as the "BASE SALARY") payable in such installments as is the policy of the Company with respect to other similarly situated employees. Employee will be eligible for a merit salary review at year-end 1998 and annually thereafter, consistent with the Company's policy for executive officers.

                  (b) PERFORMANCE BONUS. Based upon performance and achievement of mutually agreed upon goals, Employee will be eligible to receive a bonus of up to 50% of Employee's Base Salary. Such bonus will be within the sole discretion of the Board of Directors of the Company and will be based upon Employee's performance and achievement of mutually agreed upon goals.


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During 1998, the amount of the performance bonus for which Employee is otherwise eligible under this paragraph will be prorated on a monthly basis and reduced to reflect the actual number of months that Employee is employed with the Company.

                  (c) STOCK GRANT. Upon employment, Employee will receive 7,500 shares of the Company's Common Stock which will vest in four equal annual installments upon each of the first four anniversaries of Employee's employment date pursuant to the Company's standard Stock Agreement and subject to the resale restrictions applicable to restricted securities under state and federal securities laws.

                  (d) STOCK OPTIONS. On the Employee's employment date, which date is anticipated to be the Closing Date of the transactions contemplated by the Purchase Agreement, Employee will be granted an option to purchase 35,000 shares of the Common Stock of the Company pursuant to the 1997 Equity Incentive Plan of the Company (the "OPTION PLAN") pursuant to the Company's standard Option Agreement. The exercise price per share will equal the closing stock price as reported by the Nasdaq National Market on the date of grant. The stock option will vest in four equal annual installments upon each of the first four anniversaries of Employee's employment date subject to the standard terms and conditions for options granted to similarly situated employees. Such options are intended to qualify as incentive stock options to the maximum extent allowed by
Section 422 of the Internal Revenue Code.

                  (e) BENEFITS. Employee shall be entitled to receive all benefits materially comparable to those generally available from time-to-time to other executives of the Company, including: (i) term life insurance coverage in the amount of $270,000, which is in addition to the standard term life insurance coverage provided in the Company's standard benefits plan; (ii) participation in the executive long-term disability plan, subject to any waiting periods or exclusions required by the insurance provider; (iii) four weeks of vacation per year until such time as Employee's length of service entitles Employee to additional vacation; (iv) participation in the Company's standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long term disability, paid holidays and certain other standard benefits provided by the Company; and (v) participation in the Company's 401(k) retirement plan with a matching contribution made by the Company equal to 50% of Employee's contribution to the plan.

                  (f) COMPANY AUTOMOBILE. The Company shall provide Employee a leased Company automobile, which shall have a leasing cost at substantially the same level as automobiles provided to similarly situated employees, for so long as similarly situated employees are entitled to this benefit. In addition, the Company will pay all automobile insurance expenses for such automobile.

                  (g) EXPENSE REIMBURSEMENT. The Company shall reimburse Employee for all travel expenses and other disbursements incurred by Employee for or on behalf of the Company in





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the performance of his duties hereunder, subject to and in accordance with the
Company's expense reimbursement policies and procedures, as amended from time-to-time.

         5. TERMINATION.

                  (a) The Company may terminate the Agreement at any time for Cause (as hereinafter defined) effective immediately upon written notice to Employee. Such notice shall specify that a termination is being made for Cause and shall state the basis therefor. For purposes of this Agreement, termination for "Cause" shall be defined as termination because of:

                           (i) The willful and continued failure by Employee to substantially perform, or the gross negligence in the performance of, his duties hereunder for a period of fifteen days after the Chief Executive Officer of the Company has made a written demand for performance which specifically identifies the manner in which he believes that Employee has not substantially performed his duties.

                           (ii) The commission by Employee of a willful act of dishonesty or misconduct which is injurious to the Company.

                           (iii) A conviction or a plea of guilty or nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved.

                           (iv) The willful misconduct by Employee with respect to the business and affairs of the Company, including the violation of any material Company policy.

                           (v) The breach of any representation, warranty or covenant of Employee or Seller contained in the Purchase Agreement, the Operating Lease by and among Employee, Seller and the Company, or the Option Agreement by and among Employee, Seller and the Company, all dated as of an even date herewith.

         A termination pursuant to this Section 5(a) shall take effect 30 days after the giving of the notice contemplated hereby unless Employee shall, during such 30-day period, remedy to the satisfaction of the Company the behavior specified in such notice; provided, however, that such termination shall take effect immediately upon the giving of such notice if the Company shall have determined that such behavior is not remediable (which determination shall be stated in such notice).

                  (b) The Company may terminate the Employee's employment for any reason other than Cause at any time (referred to herein as a termination Without Cause) the Term.







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                  (c)      INVOLUNTARY TERMINATION.

                           (i) If Employee is incapacitated or disabled by accident, sickness or otherwise so as to render Employee mentally or physically incapable of performing the services required to be performed by Employee under this Agreement for a period of 90 consecutive days or longer or for a total of 90 days within any six-month period, the Company may, at that time or within any reasonable time thereafter, at its option, terminate the employment of the Employee under this Agreement immediately upon giving the Employee notice to that effect.

                           (ii) If Employee dies during the Term, the Term shall be deemed to have terminated as of the date of Employee's death.

                           (iii)    Any termination of the Term under this
                                    Section 5(c) is hereinafter referred to as an "Involuntary Termination."

                  (d) Any termination of the employment of the Employee hereunder other than (i) a termination for Cause, (ii) a termination Without Cause or (iii) an Involuntary Termination shall be deemed to be a Voluntary Termination. A Voluntary Termination shall be deemed to be effective immediately upon such termination.

                  (e) Upon the termination of the Employee's employment hereunder pursuant to an Involuntary Termination, a termination for Cause, a termination Without Cause or a Voluntary Termination, neither Employee nor Employee's beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive:

                           (i) the unpaid portion of the Base Salary provided for in Section 4(a), computed on a pro rata basis to the date of termination;

                           (ii) reimbursement for any expenses for which Employee shall not have theretofore been reimbursed as provided in Section 4; and

                           (iii) if Employee has been terminated pursuant to a termination Without Cause, Employee shall be entitled, in addition to the amounts computed pursuant to Sections 5(a) and (b), to continue receiving the Base Salary for a period equal to the longer of (A) six months from the date of termination, or (B) that period beginning on the termination date and ending on the second anniversary of the date of this Agreement, provided that Employee shall continue to comply with the applicable provisions of this Agreement.






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         6. PROPRIETARY INFORMATION AGREEMENT. Employee shall enter into the
Company's standard form of Proprietary Information Agreement attached hereto as Exhibit A as of the date hereof.

         7. NON-COMPETITION AGREEMENT. Employee shall enter into the Non-Competition Agreement attached hereto as Exhibit B as of the date hereof.

         8. MISCELLANEOUS.

                  (a) JUDICIAL LIMITATION. In the event that any provision of this Agreement is more restrictive than permitted by the law of the jurisdiction in which the Company seeks enforcement thereof, the provisions of this Agreement shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise enforceable. Such invalidity or unenforceability shall not affect any other terms herein, but such term shall be deemed deleted, and such deletion shall not affect the validity of the other terms hereof. In addition, if any one or more of the terms contained in this Agreement shall for any reason be held to be excessively broad or of an overly long duration, that term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Moreover, notwithstanding any judicial determination that any provision of this Agreement is not specifically enforceable the parties intend that the Company shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

                  (b) INJUNCTIVE RELIEF. In view of the nature of the rights in goodwill, business reputation and prospects of the Company to be protected under this Agreement, Employee understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action at law for Employee's breach of his obligations hereunder. Accordingly, Employee specifically agrees that he shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity or proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

                  (c) WAIVER. The failure of the Company to enforce at any time any of the provisions of this Agreement or to require at any performance by Employee of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

                  (d) SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  (e) ASSIGNABILITY. This Agreement shall be freely assignable by the Company and shall inure to the benefit of its successors and assigns.






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                  (f) ENTIRE AGREEMENT. This Agreement, including the
Proprietary Information Agreement and the Non-Competition Agreement referred to herein, which are incorporated herein and made a part hereof, embody the entire agreement and understanding of the parties hereto and supersede all prior agreements or understandings (whether written or oral) with respect to the subject matter hereof.

                  (g) GOVERNING LAW AND VENUE. The validity of this Agreement and any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of California (without regard to its conflicts of law doctrines) and the venue for any action to enforce or to interpret this Agreement shall be in a court of competent jurisdiction located in the State of Colorado and each of the parties consents to the jurisdiction of such court in any such action or proceeding and waives any objection to venue laid therein.

                  (h) AMENDMENTS. This Agreement may not be amended, altered or modified other than by a written agreement between the parties hereto.

                  (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof shall bear the signatures of all of the parties indicated as the signatories hereto.

                  (j) NOTICES. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed to the parties as noticed herein. Notice shall be deemed received upon the earliest of actual receipt, confirmed facsimile or three (3) days following mailing pursuant to this section.

                  (k) INTERPRETATION. Each party has had the opportunity and has reviewed and revised this Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement. The section headings contained in this Agreement are for convenience and reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

                  (l) ATTORNEYS' FEES AND COSTS. If either party shall commence any action or proceeding against the other to enforce the provisions hereof, or to recover damages as a result of the alleged breach of any provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including reasonable attorneys' fees.












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         EXECUTED as of the date first set forth above.


                                        DYNAMIC MATERIALS CORPORATION


                                         /s/Richard Santa
                                        ---------------------------------------
                                        Richard Santa
                                        Vice President, Finance and
                                        Chief Financial Officer


                                        EMPLOYEE


                                         /s/Joseph Allwein
                                        ---------------------------------------
                                        Joe Allwein



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